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                                                                    Exhibit 23.3
INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-61440 of AmeriSource-Bergen Corporation on Form S-4 of our report dated March 21, 2001, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP

Costa Mesa, California
July 3, 2001


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                                                                    Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-61440 of Amerisource-Bergen Corporation on Form S-4 of our reports dated November 1, 2000 (December 20, 2000 as to Note 17), appearing in the Annual Report on Form 10-K of Bergen Brunswig Corporation for the year ended September 30,2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
-------------------------
DELOITTE & TOUCHE LLP

Costa Mesa, California
July 3, 2001